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                         AMENDMENT NO. 2 TO CREDIT AGREEMENT

         AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of March 18, 1997 (this "AMENDMENT"), among GANTOS, INC., a Michigan corporation (the "Borrower"), FLEET BANK, N.A. (formerly known as Natwest Bank N.A.) and LASALLE NATIONAL BANK, as lenders (each individually, a "Lender" and collectively, the "Lenders"), and FLEET BANK, N.A. (formerly known as Natwest Bank N.A.) as agent for the Lenders (in such capacity, the "Agent").

         WHEREAS, the Borrower, the Lenders, and the Agent are party to the Revolving Credit Agreement, dated as of March 10, 1995 (as amended by amendment no. 1, dated April 25, 1996 and as further amended, supplemented or modified from time to time in accordance with its terms, the "CREDIT AGREEMENT"); and

         WHEREAS, subject to the terms and conditions hereof, the parties hereto desire to amend certain provisions of the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

         (1) DEFINED TERMS. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

         (2) AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions as to effectiveness set forth in Paragraph 4 of this Amendment, the Credit Agreement is hereby amended as follows:


         The following definitions are added in their proper alphabetically determined place in Article I of the Credit Agreement:

         (i) "ADJUSTED CAPITAL EXPENDITURES" shall mean (i) as of the last day of the first fiscal quarter which ends on or after a Trigger Date, the product obtained by multiplying (x) actual Capital Expenditures during such fiscal quarter times
                   (y) 4; (ii) as of

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                   the last day of the second fiscal quarter which ends on or after a Trigger Date, the product obtained by multiplying
                   (x) actual Capital Expenditures during the period of two consecutive fiscal quarters ending on such last day times
                   (y) 2; (iii) as of the last day of the third fiscal quarter which ends on or after a Trigger Date, the product obtained by multiplying (x) actual Capital Expenditures during the period of three consecutive fiscal quarters ending on such last day times (y) 1.333, and (iv) on the last day of each fiscal quarter thereafter, actual Capital Expenditures for the period of four consecutive fiscal quarters ending on such last day.

         (ii) "ADJUSTED INTEREST EXPENSE" shall mean, for any period, the greater of (a) zero and (b) Interest Expense for such period, less, the amount by which (i) Interest Expense for such period attributable to the Senior Notes exceeds (ii) an amount equal to Interest Expense, for such period, attributable to a portion of the Revolving Loan equal to the outstanding principal amount of Senior Notes outstanding during such period (or if no such portion of the Revolving Loan was outstanding during such period, what Interest Expense, for such period, attributable to such portion of the Revolving Loan, would have been, assuming such portion of the Revolving Loan had been outstanding).

         (iii) "ADJUSTMENT DATE" means, initially, the last day by which annual financial statements and accompanying documents are required to be delivered to the Agent by Section 6.05(a) and
                   Section 6.05(d) hereof in respect of the Fiscal Year ending on the Saturday closest to January 31, 1998, and thereafter, the last day by which annual or quarterly financial statements and accompanying documents are required to be delivered to the Agent by Sections 6.05(a) and Section 6.05(d) or Section 6.05(b)(ii) hereof, respectively.

         (iv) "CALCULATION PERIOD" means each period which begins on an Adjustment Date and ends on the day immediately preceding the immediately succeeding Adjustment Date.

         (v) "TRIGGER DATE" shall have the meaning assigned to such term in Section 7.09.

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         (b)  (i) The definition of "Applicable Margin" appearing in Article I of the Credit Agreement is amended and restated in its entirety as follows:

         "APPLICABLE MARGIN" means:

         (a) until the day immediately preceding the first Adjustment Date (i) with respect to Prime Rate Loans, one and one-quarter percent (1-1/4%) and (ii) with respect to Eurodollar Loans, two and one-half percent (2-1/2%), in each case, subject to adjustment pursuant to
         Section 2.05(d) hereof; and

         (b) for each Calculation Period, the margin set forth below for Prime Rate Loans or Eurodollar Loans, respectively, opposite the level of EBITDA set forth below (000's omitted) for the period of four consecutive fiscal quarters ending with the fiscal quarter (or fiscal quarter ending a Fiscal Year) reflected in the financial statements required to be delivered as of the first day of such Calculation Period (EBITDA being deemed to be not over $12,000,000 for any Calculation Period as of the first date of which any financial statements and accompanying documents have not been delivered within the time period required by Section 6.05(a) and Section 6.05(d) or
         Section 6.05(b)(ii) hereof, respectively):

         EBITDA for four
         consecutive fiscal       Margin for         Margin for
         quarters (000'S omitted) Eurodollar Loans   Prime Rate Loans
         ------------------------ ---------------    ----------------
         Over $14,000             1.75%                    0.50%
         Over $13,000 and
         not over $14,000         2.00%                    0.75%
         Over $12,000 and
         not over $13,000         2.25%                    1.00%
         Not over $12,000         2.50%                    1.25%

         (ii) The definition of "Final Maturity Date" appearing in Article I is amended and restated in its entirety as follows: "'FINAL MATURITY DATE' shall mean March 31, 2000."

         (iii) The definition of "Fixed Charge Coverage Ratio" appearing in
Article I is amended and restated in its entirety as follows:

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         "'FIXED CHARGE COVERAGE RATIO' shall mean, as of the last day of any fiscal quarter, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on such day, less Adjusted Capital Expenditures as of such day, to (b) the sum of, without duplication
         (i) Interest Expense, for such period of four consecutive fiscal quarters, (ii) any provision for income taxes actually paid in cash or otherwise due and payable (or less any benefits from income taxes actually received in cash) for such period of four consecutive fiscal quarters, and (iii) the aggregate of regularly scheduled principal payments with respect to all Indebtedness (including, without limitation, scheduled payments of Capital Lease Obligations and excluding all principal payments of the Senior Notes) for such period of four consecutive fiscal quarters, (which shall be on a Consolidated basis in the event the Borrower has any subsidiaries), determined in accordance with generally accepted accounting principles consistently applied."

         (iv) The definition of "Interest Coverage Ratio" appearing in Article I is amended as follows: the phrase "Interest Expense" appearing in clause (ii) thereof is replaced with the phrase "Adjusted Interest Expense".

         (c) Section 2.05(d) of the Credit Agreement is amended by adding to the following to the end of such Section: "Notwithstanding the foregoing, the provisions of Section 2.05(d) shall not be applicable from and after the first Adjustment Date."

         (d) Section 2.06(b) of the Credit Agreement is amended and restated in its entirety as follows:

                   "(b) If, on or prior to September 18, 1998, the Total Commitment shall be permanently terminated (whether by the Borrower, as a result of an Event of Default or otherwise) or the Total Commitment shall be permanently reduced, the Borrower shall pay each Lender, through the Agent, on the date of, and as a condition to, such termination or reduction a fee (the "REDUCTION FEE") in an amount equal to one percent (1%) of the principal amount of such permanent termination or reduction if such termination or reduction occurs on or prior to March 18, 1998 or one-half of one percent (1/2%) of the principal amount of such permanent termination or reduction if such termination or reduction occurs after March 18, 1998 and on or

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         prior to September 18, 1998."

         (e) The text of Section 7.08 of the Credit Agreement (following the caption thereof) is deleted, and is replaced with "Intentionally omitted." and a corresponding change is made to the table of contents.

         (f) Section 7.09 of the Credit Agreement is amended and restated in its entirety as follows:

              "SECTION 7.09. FIXED CHARGE COVERAGE RATIO. From and after the first date on which Availability shall be less than $7,500,000 (the "TRIGGER DATE"), permit or suffer the Fixed Charge Coverage Ratio of the Borrower and its subsidiaries to be less than 1.0:1.0 as of the last day of any fiscal quarter which ends on or after the Trigger Date."

         (g) Section 7.10 of the Credit Agreement is amended and restated in its entirety as follows:

                   "SECTION 7.10. EBITDA. Permit EBITDA of the Borrower and its subsidiaries at the end of each fiscal quarter for the four-quarter period then ending to be less than the respective amounts set forth below for the periods indicated:

         Four Fiscal Quarters          Minimum
         Ending on or about            EBITDA
         --------------------          ----------
         January 31, 1997              $9,500,000
         April 30, 1997                $7,900,000
         July 31, 1997                 $6,800,000
         October 31, 1997              $5,800,000
         January 31, 1998              $7,000,000
         April 30, 1998                $6,800,000
         July 31, 1998                 $6,200,000
         October 31, 1998              $6,400,000
         January 31, 1999              $7,600,000
         April 30, 1999                $8,600,000
         July 31, 1999                 $8,700,000
         October 31, 1999 and
         the last day of each
         fiscal quarter thereafter     $8,600,000

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         (h)  Section 7.11 of the Credit Agreement is amended and restated in its entirety as follows:

         SECTION 7.11. INTEREST COVERAGE RATIO. Permit or suffer the Interest Coverage Ratio of the Borrower and its subsidiaries at the end of each fiscal quarter for the four quarter period then ending to be less than the respective amounts set forth below for the periods indicated:

         Four Fiscal Quarters Ending
         On or about                        Minimum Ratio
         ---------------------------        -------------
         January 31, 1997                      2.0:1
         April 30, 1997                        3.4:1
         July 31, 1997                         3.2:1
         October 31, 1997                      2.9:1
         January 31, 1998                      3.8:1
         April 30, 1998                        3.9:1
         July 31, 1998                         3.5:1
         October 31, 1998                      3.4:1
         January 31, 1999                      4.1:1
         April 30, 1999                        4.4:1
         July 31, 1999                         4.4:1
         October 31, 1999 and
         the last day of each
         fiscal quarter thereafter             4.1:1

         (i) The text of Section 7.12 of the Credit Agreement is deleted, and is replaced (following the caption thereof) with "Intentionally omitted." and a corresponding change is made to the table of contents.

         (j) Section 7.19(a) of the Credit Agreement is amended by adding the following immediately before the period ending such subsection:

    "PROVIDED, FURTHER, that notwithstanding the foregoing and notwithstanding
    Section 7.06 hereof, the Borrower may purchase or redeem and concurrently retire any or all of the Senior Notes, at par or less, so long as at the time of any such purchase or redemption and concurrent retirement, no Default or Event of Default is continuing or would arise as a result thereof."

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         (k)  Section 12.01 of the Credit Agreement is amended by replacing the figure "$4,000,000" appearing therein, with the figure "$15,000,000".

         (l) Section 12.06 of the Credit Agreement is amended by replacing clause (a) thereof with the following: "(a) to the Agent for the ratable benefit of the Lenders a letter of credit fee equal to (i) in the case of Letters of Credit (other than standby Letters of Credit), one and one-half of one percent (1-1/2%) per annum, and (ii) in the case of standby Letters of Credit, one and three-quarters of one percent (1-3/4%) per annum, in each case, on the face amount of each Letter of Credit outstanding and".

         3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof that:

         (a) All representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

         (b) The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

         (c) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

         (d) No registration or filing with, consent or approval of, or other action by, any Federal, State or other governmental agency, authority or regulatory body is or will be required on behalf of the Borrower in connection with the execution, delivery, performance, validity or enforcement of this Amendment other than any such registration or filing which has been made or any such consent, approval or other action which has been obtained and remains in full

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force and effect and other than the filing of a Form
10-Q or a Form 10-K with the Securities and Exchange Commission.

         (e) The execution, delivery and performance of this Amendment by the Borrower will not violate any provision of the certificate or articles of incorporation or bylaws of the Borrower or any of its subsidiaries or any law, statute, rule or regulation, or any order or decree of any court or governmental instrumentality applicable to the Borrower or any of its subsidiaries, or violate, result in the breach of or constitute a default under any indenture, agreement or other instrument to which the Borrower or any of its subsidiaries or any of their respective properties or assets are or may be bound.

         (f) The Borrower is in compliance with all of the various covenants and agreements applicable to it set forth in the Credit Agreement and each of the other Loan Documents.

         (g) No event has occurred and is continuing which constitutes or would constitute, with the giving of notice or the lapse of time or both, an Event of Default under the Credit Agreement or any of the other Loan Documents, or an Event of Default (as defined in the Indenture) under the Indenture.

         (h) The Borrower has no defense to or setoff, counterclaim or claim against payment of the Obligations or enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

         4. CONDITIONS PRECEDENT. Notwithstanding any term or provision of this Amendment to the contrary, no amendment set forth in Paragraph 2 hereof shall become effective until the Agent shall have determined that each of the following conditions precedent shall have been satisfied:

         (a) All required corporate actions in connection with the execution and delivery of this Amendment shall have been taken, and each shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action that the Agent may reasonably request, to be certified by the appropriate corporate person or government authorities.

         (b) All representations and warranties made by the Borrower contained in Paragraph 3 hereof shall be true and correct with the same effect as though such representations and warranties had been made on the date of

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effectiveness of the amendments contained in this Amendment after giving effect to such amendments (unless any such representation or warranty speaks expressly to an earlier date).

         (c) Counterparts of this Amendment shall have been duly executed and delivered on behalf of the Borrower, the Lenders and the Agent.

         5.   CONTINUED EFFECTIVENESS.  The term "Agreement", "hereof",
"herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Paragraph 4 hereof, the Credit Agreement as amended by this Amendment. Each of the parties hereto agrees that, as amended by this Amendment, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect from and after the date of this Amendment.

         6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                   GANTOS, INC., as Borrower


                   By:
                      --------------------------------
                      Name:
                      Title:

                   FLEET BANK, N.A. (formerly known as Natwest Bank N.A.), as Agent and as a Lender


                   By:
                      --------------------------------
                      Name:
                      Title:

              LASALLE NATIONAL BANK, as a Lender


                   By:
                      --------------------------------------
                      Name:
                      Title: